[CBRL GROUP, INC. LOGO]	Post Office Box 787
Lebanon, Tennessee
37088-0787

CBRL GROUP, INC.

Investor Contact:  Diana S. Wynne
 Senior Vice President, Corporate Affairs
 (615) 443-9837

Media Contact:        Julie K. Davis
 Director Corporate Communications
 (615) 443-9266

CBRL GROUP, INC. DECLARES FOURTEEN CENTS PER SHARE QUARTERLY DIVIDEND

LEBANON, Tenn. (February 22, 2007) -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular dividend to common shareholders of $0.14 per share, payable on May 8, 2007 to shareholders of record on April 20, 2007.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 555 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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